UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013 (May 2, 2013)

SPECTRA ENERGY PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

(713) 627-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2013, Spectra Energy Partners, LP (the “Partnership”) entered into (i) a Contribution Agreement (the “Contribution Agreement”) with Spectra Energy Partners (DE) GP, LP, the general partner of the Partnership (the “General Partner”), an indirect, wholly owned subsidiary of Spectra Energy Corp (“SE Corp”), and (ii) a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Spectra Energy Express Pipeline (Canada), Inc. (“SE Express Canada”) and Spectra Energy Capital Funding, Inc. (“SE Capital Funding”), each of which is an indirect, wholly owned subsidiary of SE Corp.

Pursuant to the Contribution Agreement, the General Partner will contribute to the Partnership a 40 percent ownership interest in the US portion of the Express-Platte Pipeline System, a 1,717 mile crude oil transportation network that carries crude oil to refineries in the Rocky Mountain and Midwest regions of the US (the “Express-Platte System”). Pursuant to the Securities Purchase Agreement, (i) SE Express Canada will sell to the Partnership a 100 percent ownership interest in the Canadian portion of the Express-Platte System, and (ii) SE Capital Funding will sell to the Partnership a receivable of approximately CDN $113 million from an entity being acquired by the Partnership from SE Express Canada under the Securities Purchase Agreement.

If the transactions contemplated by the Contribution Agreement and Securities Purchase Agreement (the “Transactions”) are consummated, the interests in the Express-Platte System acquired by the Partnership are expected to generate approximately 50 percent of the consolidated EBITDA resulting from the Express-Platte System in the near term. Pursuant to the Contribution Agreement and Securities Purchase Agreement, upon consummation of the Transactions, the Partnership will:

•

pay to the General Partner aggregate consideration of approximately US$584 million, consisting of approximately US$139 million in newly issued Partnership units, approximately US$379 million in cash, and approximately US$66 million of assumed debt; and

•

pay to SE Express Canada and SE Capital Funding aggregate consideration of approximately US$239 million, consisting of approximately US$176 million in cash and approximately US$63 million of assumed debt.

The Transactions are expected to close in the third quarter of 2013, subject to regulatory approval and the satisfaction of customary closing conditions.

The final number of Partnership units to be issued to the General Partner at closing will be determined using 97% of the volume-weighted average price of the Partnership’s common units on the New York Stock Exchange during the 20 trading days preceding the date that is two business days before closing.

SE Corp currently directly or indirectly owns (i) 100% of the General Partner and (ii) 100% of Spectra Energy Partners GP, LLC, the general partner of the General Partner (“SEP GP, LLC”). The conflicts committee of the board of directors of SEP GP, LLC recommended approval of the Transactions. The conflicts committee, comprised of independent members of the board of directors of SEP GP, LLC, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transactions.

The foregoing description of the Contribution Agreement and Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement and Securities Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference herein. The private placement of Partnership units to be issued pursuant to the Contribution Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) and Regulation D thereunder.

Item 7.01	Regulation FD Disclosure.

Also on May 2, 2013, the Partnership issued a press release announcing the Transactions. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	Contribution Agreement, dated May 2, 2013, by and between Spectra Energy Partners, LP and Spectra Energy Partners (DE) GP, LP.

Exhibit 2.2*	Securities Purchase Agreement, dated May 2, 2013, by and among Spectra Energy Partners, LP, Spectra Energy Express Pipeline (Canada), Inc. and Spectra Energy Capital Funding, Inc.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated May 2, 2013.

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

Date: May 3, 2013		/s/ J. Patrick Reddy
J. Patrick Reddy Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	Contribution Agreement, dated May 2, 2013, by and between Spectra Energy Partners, LP and Spectra Energy Partners (DE) GP, LP.

Exhibit 2.2*	Securities Purchase Agreement, dated May 2, 2013, by and among Spectra Energy Partners, LP, Spectra Energy Express Pipeline (Canada), Inc. and Spectra Energy Capital Funding, Inc.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated May 2, 2013.

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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